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                                 EXHIBIT 23.1


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




Casino Resource Corporation
Ocean Springs, Mississippi

We hereby consent to the incorporation by reference in Casino Resource Corporation's previously filed Registration Statement of our report dated December 11, 1997, except for Note 19 as to which the date is January 15, 1998, relating to the consolidate financial statements of Casino Resource Corporation and Subsidiaries appearing in the Company's Annual Report on Form 10-KSB for the year ended September 30, 1997.

We also consent to the reference to us under the caption "Experts" in the Prospectus.


Chicago, Illinois                       BDO Seidman, LLP
January 16, 1998